Exhibit 99.1
EPAM Reports Results for Third Quarter 2016

Third quarter revenues of $298 million, up 26% year-over-year
GAAP Diluted EPS of $0.49, up 11% year-over-year
Non-GAAP Diluted EPS of $0.76, up 19% year-over-year

Newtown, PA - November 7, 2016 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced results for its third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Revenues increased to $298.3 million, a year-over-year increase of $62.2 million, or 26.4%;

•	In constant currency, revenue was up 28.7% year-over-year;

•	GAAP income from operations was $33.9 million, an increase of $6.1 million or 22.1% compared to $27.8 million in the third quarter of 2015;

•	Non-GAAP income from operations was $49.7 million, an increase of $8.2 million, or 19.9%, from $41.5 million in the third quarter of 2015;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.49, an increase from $0.44 in the third quarter of 2015;

•	Non-GAAP quarterly diluted EPS was $0.76 compared to $0.64 in the third quarter of 2015.
Cash Flow from Operations

•
Cash from operations was $111.2 million for the nine months of 2016, up from $64.6 million as compared to the nine months of 2015; and was $61.8 million in the third quarter of 2016, up from $55.5 million in the third quarter of 2015;

•	As of September 30, 2016, cash and cash equivalents totaled $330.6 million.
Other Metrics

•	As of September 30, 2016, total headcount was 21,720, an increase of 35.5% from 16,026 at September 30, 2015;

•	Total number of delivery professionals increased 36.2% to 19,070 as of the end of the third quarter of 2016 from 14,004 as of the end of the third quarter of 2015;

•	Billed and unbilled Days Sales Outstanding (“DSO”) decreased to 83 days as of the end of the third quarter of 2016 compared to 88 days as of the end of the second quarter of 2016.

2016 Outlook - Full Year and Fourth Quarter
Full Year

•
Revenues will be at least $1,156 million for the full year 2016, representing a growth rate of at least 26.5% over 2015. This includes approximately 2.5% anticipated currency headwinds, meaning constant currency growth of at least 29%;

•	The full year GAAP diluted EPS will be at least $1.94, with an effective tax rate of approximately 21%;

•	The full year non-GAAP diluted EPS will be at least $2.90;

•	The full year weighted average share count is expected to be approximately 53.6 million diluted shares outstanding.
Fourth Quarter

•
Revenues will be at least $310 million for the fourth quarter of 2016, representing a growth rate of at least 19% over fourth quarter 2015 revenues. This includes approximately 2% anticipated currency headwinds, meaning constant currency growth of at least 21%;

•	Fourth quarter 2016 GAAP diluted EPS to be at least $0.54;

•	Fourth quarter 2016 non-GAAP diluted EPS is expected to be at least $0.78 and is based on an estimated fourth quarter 2016 weighted average share count of 54.3 million diluted shares outstanding.
Also effective for the quarter are the following executive announcements:

“It is with a mix of gratitude and sadness that I announce that Anthony Conte, the Company’s Senior Vice President, Chief Financial Officer and Treasurer has notified the Company that he plans to step down in the third quarter of 2017 in order to pursue personal and other business interests,” said Arkadiy Dobkin, Chairman, CEO & President , EPAM. “Over his 10-year career with EPAM, Anthony’s financial and business leadership has been a key part of EPAM’s growth and success. The Company will conduct a search to find a successor. Anthony will participate in selection of his successor and assist with the transition.”

Mr. Dobkin continued, “We have recently welcomed Larry Solomon as our Chief People Officer. Larry came to us after spending nearly 30 years at Accenture, most recently as the Senior Managing Director and Accenture’s North America Operating Officer. Larry will lead all aspects of Talent Management & Talent Acquisition, Workforce Planning & Management, as well as other HR-related functions within EPAM across the globe. We anticipate that his significant experience and background will help elevate EPAM’s talent and workforce management capabilities.”

Conference Call Information
EPAM will host a conference call to discuss results on Monday, November 7, 2016 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (domestic) or 1-201-689-8560 (international). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13648357. The telephonic replay will be available until November 21, 2016. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
EPAM Systems, Inc. (NYSE: EPAM), a leading global product development and platform engineering services company, is focused on delivering results through best-in-class software engineering, combined with innovative strategy, consulting and design capabilities. With 23 years of experience in the information technology industry, EPAM’s 19,000 people serve our customers in over 25 countries across North America, Europe, Asia and Australia. EPAM was ranked #8 in FORBES 25 Fastest Growing Public Tech Companies and ranked as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies.

For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs and the related effect on taxes. Management may also compare operating results on a basis of “constant currency", which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s condensed consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$298,293	$236,049	$846,607	$653,875
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	190,797	148,479	538,960	408,622
Selling, general and administrative expenses	67,491	55,431	193,226	158,345
Depreciation and amortization expense	5,925	4,393	17,150	12,496
Other operating expenses/(income), net	178	(30)	958	210
Income from operations	33,902	27,776	96,313	74,202
Interest and other income, net	1,067	865	3,416	3,322
Foreign exchange (loss)/gain	(1,728)	32	(5,313)	(6,187)
Income before provision for income taxes	33,241	28,673	94,416	71,337
Provision for income taxes	7,067	5,800	19,913	14,519
Net income	$26,174	$22,873	$74,503	$56,818
Foreign currency translation adjustments	358	(8,341)	2,671	(7,397)
Comprehensive income	$26,532	$14,532	$77,174	$49,421

Net income per share:
Basic	$0.51	$0.47	$1.48	$1.17
Diluted	$0.49	$0.44	$1.40	$1.10
Shares used in calculation of net income per share:
Basic	51,131	49,043	50,172	48,506
Diluted	53,864	52,344	53,159	51,755

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of September 30, 2016	As of December 31, 2015
Assets
Current assets
Cash and cash equivalents	$330,627	$199,449
Time deposits	—	30,181
Accounts receivable, net of allowance of $2,301 and $1,729, respectively	187,833	174,617
Unbilled revenues	82,360	95,808
Prepaid and other current assets	32,205	14,344
Employee loans, net of allowance of $0 and $0, respectively	2,698	2,689
Deferred tax assets	—	11,847
Total current assets	635,723	528,935
Property and equipment, net	70,284	60,499
Restricted cash	236	238
Employee loans, net of allowance of $0 and $0, respectively	3,283	3,649
Intangible assets, net	53,867	46,860
Goodwill	111,722	115,930
Deferred tax assets	26,598	18,312
Other long-term assets	7,486	4,113
Total assets	$909,199	$778,536

Liabilities
Current liabilities
Accounts payable	$4,661	$2,576
Accrued expenses and other liabilities	34,856	60,749
Deferred revenue	3,685	3,047
Due to employees	34,894	26,703
Deferred compensation to employees	4,035	5,364
Contingent consideration	800	—
Taxes payable	39,499	29,472
Total current liabilities	122,430	127,911
Long-term debt	33,062	35,000
Deferred tax liabilities, long-term	3,327	2,402
Other long-term liabilities	268	—
Total liabilities	159,087	165,313
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 51,035,509 and 50,177,044 shares issued, 51,016,500 and 50,166,537 shares outstanding at September 30, 2016 and December 31, 2015, respectively	50	49
Additional paid-in capital	363,154	303,363
Retained earnings	419,557	345,054
Treasury stock	(170)	(93)
Accumulated other comprehensive loss	(32,479)	(35,150)
Total stockholders’ equity	750,112	613,223
Total liabilities and stockholders’ equity	$909,199	$778,536

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$190,797	$(4,518)	$186,279	$538,960	$(12,600)	$526,360
Selling, general and administrative expenses(2)	$67,491	$(9,315)	$58,176	$193,226	$(25,234)	$167,992
Income from operations(3)	$33,902	$15,822	$49,724	$96,313	$44,037	$140,350
Operating margin	11.4%	5.3%	16.7%	11.4%	5.2%	16.6%
Net income(4)	$26,174	$14,582	$40,756	$74,503	$38,894	$113,397
Diluted earnings per share(5)	$0.49		$0.76	$1.40		$2.13

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$148,479	$(3,622)	$144,857	$408,622	$(9,871)	$398,751
Selling, general and administrative expenses(2)	$55,431	$(8,768)	$46,663	$158,345	$(23,968)	$134,377
Income from operations(3)	$27,776	$13,680	$41,456	$74,202	$37,581	$111,783
Operating margin	11.8%	5.8%	17.6%	11.3%	5.8%	17.1%
Net income(4)	$22,873	$10,713	$33,586	$56,818	$33,362	$90,180
Diluted earnings per share(5)	$0.44		$0.64	$1.10		$1.74

	Three Months Ended September 30,		Nine Months Ended September 30,
Notes:	2016	2015	2016	2015

Stock-based compensation expenses - non-acquisition related	$4,518	$3,622	$12,600	$9,871
Total adjustments to GAAP cost of revenues(1)	4,518	3,622	12,600	9,871
Stock-based compensation expenses - Acquisition related	3,890	4,542	9,870	13,985
Stock-based compensation expenses - All other	5,418	3,799	15,050	9,494
Other acquisition-related expenses	7	427	314	489
Total adjustments to GAAP selling, general and administrative expenses(2)	9,315	8,768	25,234	23,968
Amortization of purchased intangible assets	1,989	1,290	6,203	3,742
Total adjustments to GAAP income from operations(3)	$15,822	$13,680	$44,037	$37,581
Foreign exchange loss/(gain)	1,728	(32)	5,313	6,187
Tax effect on non-GAAP adjustments	(2,968)	(2,935)	(10,456)	(10,406)
Total adjustments to GAAP net income(4)	$14,582	$10,713	$38,894	$33,362

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and nine months ended September 30, 2016 and 2015.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Revenue Growth to Constant Currency Revenue Growth
(in percent)
(Unaudited)

Three Months Ended September 30, 2016
Revenue growth as reported	26.4%
Foreign exchange rates impact	2.3%
Revenue growth at constant currency(6)	28.7%

(6)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Guidance Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

Reconciliation of GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Fourth Quarter	Full Year
GAAP diluted earnings per share (at least)	$0.54	$1.94
Stock-based compensation expenses	0.25	0.95
Included in cost of revenues	0.08	0.32
Included in selling, general and administrative expenses	0.17	0.63
Other acquisition-related expenses	—	0.01
Amortization of purchased intangible assets	0.04	0.15
Foreign exchange loss	0.02	0.12
Tax effect on non-GAAP adjustments	(0.07)	(0.27)
Non-GAAP diluted earnings per share (at least)	$0.78	$2.90

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Fourth Quarter Guidance	Full Year Guidance
Revenue growth (at least)	19.0%	26.5%
Foreign exchange rates impact	2.0%	2.5%
Revenue growth at constant currency (at least)(7)	21.0%	29.0%

(7)
Constant currency revenue results are calculated by translating current period projected revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.